UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State of Incorporation)           (Commission file number)      (I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices, zip code)

_______________(619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8.

Other Events

Item 8.01

Other Events

Results of Shareholder Meeting

A Special Meeting of the Shareholders of  Unico was held in January 28, 2008 in San Diego, California.  A total of 3,926,885,209 shares of Unico’s common stock were represented in person or by proxy at the meeting.  This represented approximately 81.5% of all presently issued and outstanding shares of Unico common stock.  At the Special Meeting of Shareholders, the Shareholders approved a proposal to amend Unico’s Articles of Incorporation to authorize Unico’s Board of Directors, in its discretion, to effect a reverse stock split of Unico’s common stock at a ratio of up to 1 for 500 during the six month period following the date of the meeting.  No other proposals were considered or voted upon at the meeting.  The voting results were 2,194,297,224 shares in favor, 1,724,664,523 shares against, and 7,923,462 shares abstained.

Unico’s Board of Directors has not yet decided what size of reverse stock split to implement, and when the reverse stock split might be implemented.  Unico intends to notify its shareholders promptly if and when that decision is made in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: January 31, 2008

__/s/ Mark A. Lopez________________

Mark A. Lopez, Chief Executive Officer

SEC/0845